AMENDMENT NO. 7
TO
SECOND RESTATED
MASTER DISTRIBUTION AGREEMENT
(CLASS B AND CLASS BX SHARES)
     This Amendment dated as of February 26, 2013, amends the Second Restated Master Distribution Agreement (Class B Shares and Class BX Shares with respect to Invesco Money Market Fund) (the “Agreement”) made as of the 18th day of August, 2003, as subsequently amended, and as restated the 20th day of September, 2006 and the 4th day of May, 2010, by and between each registered investment company set forth on Schedule A to the Agreement (each individually referred to as the “Fund”, or collectively, the “Funds”), severally, on behalf of each of its series of common stock or beneficial interest, as the case may be, set forth on Schedule A to the Agreement (each, a “Portfolio”), with respect to the applicable Class B Shares and Class BX Shares (the “Shares”) of each Portfolio, and INVESCO DISTRIBUTORS, INC., a Delaware corporation (the “Distributor”), is hereby amended as follows:
     WHEREAS, the parties desire to amend the Agreement to change the name of Invesco Utilities Fund to Invesco Dividend Income Fund.
     NOW, THEREFORE, the parties agree that:
1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A attached to this amendment.
     All other terms and provisions of the Agreement not amended hereby shall remain in full force and effect.

Each FUND listed on Schedule A on behalf of the Shares of each Portfolio listed on Schedule A
By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.
By:	/s/ Gursh Kundan
Name:	Gursh Kundan
Title:	Executive Vice President

“SCHEDULE A
TO
SECOND RESTATED
MASTER DISTRIBUTION AGREEMENT
(CLASS B AND CLASS BX SHARES)
AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)
Portfolios – Class B Shares
Invesco Core Plus Bond Fund*
Invesco Global Real Estate Income Fund*
Invesco U.S. Quantitative Core Fund*
Invesco California Tax-Free Income Fund
Invesco Equally-Weighted S&P 500 Fund
Invesco S&P 500 Index Fund
Invesco American Franchise Fund
Invesco Equity and Income Fund
Invesco Growth and Income Fund
Invesco Pennsylvania Tax Free Income Fund
Invesco Small Cap Discovery Fund
AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)
Portfolios – Class B Shares
Invesco Charter Fund*
Invesco Constellation Fund*
Invesco Diversified Dividend Fund*
Invesco Summit Fund*
AIM FUNDS GROUP (INVESCO FUNDS GROUP)
Portfolios – Class B Shares
Invesco European Small Company Fund*
Invesco Global Core Equity Fund*
Invesco International Small Company Fund*
Invesco Small Cap Equity Fund*
AIM GROWTH SERIES (INVESCO GROWTH SERIES)
Portfolios – Class B Shares
Invesco Balanced-Risk Retirement Now Fund*
Invesco Balanced-Risk Retirement 2020 Fund*
Invesco Balanced-Risk Retirement 2030 Fund*
Invesco Balanced-Risk Retirement 2040 Fund*
Invesco Balanced-Risk Retirement 2050 Fund*
Invesco Global Quantitative Core Fund*
Invesco Growth Allocation Fund*
Invesco Income Allocation Fund*
Invesco International Allocation Fund*
Invesco Mid Cap Core Equity Fund*
Invesco Moderate Allocation Fund*

Invesco Conservative Allocation Fund*
Invesco Small Cap Growth Fund*
Invesco Convertible Securities Fund
Invesco Leaders Fund
Invesco U.S. Mortgage Fund
AIM INTERNATIONAL MUTUAL FUNDS (INVESCO INTERNATIONAL MUTUAL FUNDS)
Portfolios – Class B Shares
Invesco Asia Pacific Growth Fund*
Invesco European Growth Fund*
Invesco Global Growth Fund*
Invesco Global Small & Mid Cap Growth Fund*
Invesco International Core Equity Fund*
Invesco International Growth Fund*
AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)
Portfolios – Class B Shares
Invesco Balanced-Risk Allocation Fund*
Invesco Balanced-Risk Commodity Strategy Fund*
Invesco China Fund*
Invesco Developing Markets Fund*
Invesco Emerging Market Local Currency Debt Fund*
Invesco Global Health Care Fund*
Invesco International Total Return Fund*
Invesco Endeavor Fund*
Invesco Select Companies Fund*
Invesco Pacific Growth Fund
AIM INVESTMENT SECURITIES FUNDS (INVESCO INVESTMENT SECURITIES FUNDS)
Portfolios – Class B Shares
Invesco Dynamics Fund*
Invesco Global Real Estate Fund*
Invesco High Yield Fund*
Invesco Money Market Fund*
Invesco Municipal Bond Fund*
Invesco Real Estate Fund*
Invesco U.S. Government Fund*
Invesco High Yield Securities Fund
Invesco Corporate Bond Fund
Portfolios – Class BX Shares
Invesco Money Market Fund
AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)
Portfolios – Class B Shares

Invesco Energy Fund*
Invesco Gold & Precious Metals Fund*
Invesco Leisure Fund*
Invesco Technology Fund*
Invesco Dividend Income Fund*
Invesco Technology Sector Fund
Invesco American Value Fund
Invesco Comstock Fund
Invesco Mid Cap Growth Fund
Invesco Small Cap Value Fund
Invesco Value Opportunities Fund
AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)
Portfolios – Class B Shares
Invesco High Yield Municipal Fund
Invesco Intermediate Term Municipal Income Fund
Invesco Municipal Income Fund
Invesco New York Tax Free Income Fund”